As filed with the Securities and Exchange Commission on May 23, 2005.
                                                        Registration No. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------
                               SCOTTISH POWER plc
             (Exact name of Registrant as specified in its charter)

               Scotland                                    Not Applicable
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                      Identification Number)
                                 1 Atlantic Quay
                                 Glasgow G2 8SP
                                    Scotland
                               011-44-141-248-8200
   (Address and telephone number of Registrant's principal executive offices)

                 SCOTTISHPOWER EXECUTIVE SHARE OPTION PLAN 2001
                   SCOTTISH POWER PLC LONG TERM INCENTIVE PLAN
   DEFERRED INCENTIVE SHARE ELEMENT OF THE SCOTTISHPOWER ANNUAL INCENTIVE PLAN
                            (Full title of the plans)

                                  PacificCorp.
                           Attention: General Counsel
                            825 N.E. Multnomah Street
                              Portland, Oregon 9732
                                 (503) 813-5000
            (Name, address and telephone number of agent for service)



                                   Copies to:
                           Doreen E. Lilienfeld, Esq.
                             Shearman & Sterling LLP
                              599 Lexington Avenue
                               New York, NY 10022



================================================================================
                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
Title of Securities to be          Amount to be      Proposed Maximum        Proposed Maximum        Amount of
Registered                          Registered      Offering Price Per      Aggregate Offering      Registration
                                                         Security                  Price                Fee
------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value        9,624,680(2)        $6.35(3)             $61,156,232(3)           $7,199
50 pence per share (1)
                                      5,114,105(4)        $7.95(5)             $40,669,924(5)           $4,787
Total                                14,738,785                               $101,826,156             $11,985
==================================================================================================================

(1) American Depositary Receipts evidencing American Depositary Shares ("ADSs") deliverable on deposit of the ordinary shares, nominal value 50 pence per share (the "Ordinary Shares"), of Scottish Power plc (the "Company") have been registered pursuant to a separate Registration Statement on Form F-6 (No. 333-13404) filed with the U.S. Securities and Exchange Commission ("SEC") on April 24, 2001. Each ADS represents four Ordinary Shares. This Registration Statement on Form S-8 shall also cover any additional Ordinary Shares that become deliverable under the ScottishPower Executive Share Option Plan 2001, the Scottish Power plc Long Term Incentive Plan and the Deferred Incentive Share Element of the ScottishPower Annual Incentive Plan (the "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding Ordinary Shares of the Company.

(2) Represents an aggregate of 9,624,680 Ordinary Shares subject to awards under the ScottishPower Executive Share Option Plan 2001.

(3) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h) under the U.S. Securities Act of
         1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum offering price are based on the weighted average exercise price of the share options. The proposed maximum offering price per ADSs, $25.42, has been divided by four and multiplied by the amount of shares to be registered to obtain the proposed maximum aggregate offering price of $61,156,232.

(4) Represents an aggregate of 5,114,105 Ordinary Shares, of which 1,607,872 Ordinary Shares are available for issuance pursuant to the Scottish Power plc Long Term Incentive Plan and 3,506,233 Ordinary Shares are available for issuance pursuant to the Deferred Incentive Share Element of the ScottishPower Annual Incentive Plan.

(5) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h)under the Securities Act, the proposed maximum offering price per share has been calculated pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per security represents the average of the high and low ADS prices on May 17, 2005 on the New York Stock Exchange. The resulting proposed maximum offering price per ADS, $31.81, has been divided by four and has been multiplied by the amount of shares to be registered to obtain the proposed maximum aggregate offering price of $40,669,924.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*






------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

          The following documents filed with the SEC are incorporated by reference as of their respective dates in this Registration Statement:

          (a) the Company's Annual Report on Form 20-F for the fiscal year ended March 31, 2004 (File No. 1-14676), filed on June 25, 2004;

          (b) the description of the Company's Ordinary Shares, registered under Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), set forth in the Company's Requisition Statement on Form 20-F (File No. 1-14676), filed on September 4, 1997, and any amendment or report filed for the purpose of updating such description; and

          (c) the description of the Company's ADSs contained in the form of Deposit Agreement among the Company and Morgan Guaranty Trust Company of New York, as Depositary and the holders from time to time of the American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (incorporated by reference from Form F-6 (File No. 333-1304) filed with the SEC on April 24, 2001).

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

Article 159 of the Company's Articles of Association provides:

"Subject to the provisions of and so far as may be consistent with the Statutes, but without prejudice to any indemnity to which such person may otherwise be entitled, every Director, auditor, Secretary, other officer of employee of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer, auditor or employee of the Company and in which decree or judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court."

At a meeting on 6 May 2005 the directors of the Company agreed to grant indemnities, by way of individual deed, to the directors and officers of the Company. The proposed deeds repeat the terms of the indemnity contained in the Articles of Association, but gives it the status of a direct obligation of the Company to the named individual. In addition, the deeds require the Company to use reasonable endeavours to maintain directors and officers cover throughout the individual's period of office and thereafter for a further six years (either through renewal or provision of a discovery period), so long as such a policy can be obtained at reasonable commercial rates. Specifically the deed provides that the Company should not change the terms of the policy for its own benefit, or for the benefit of the continuing directors, to the detriment of an individual who has retired. Nor should the Company differentiate between continuing directors, or between directors who retired at the same time, in terms of the cover provided. As at the date of filing this Registration Statement, the deeds of indemnity have not been executed.

Section 310 of the Companies Act (as amended by Section 137 of the UK Companies Act 1989) provides as follows:

310. Provisions exempting officers and auditors from liability

(1) This section applies to any provisions, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

(2) Except as provided by the following subsection, any such provision is void.

(3) This section does not prevent a company -

         (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability; or

         (b) from indemnifying any such officer or auditor against any liability incurred by him -

                  (i) in defending any proceeding (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

                  (ii) in connection with any application under Section 144(3) or (4) (acquisition of shares by innocent nominee) or Section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

Section 727 of the Companies Act provides as follows:

727. Power of court to grant relief in certain cases:

(1) If any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that the officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

(2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.

The Company has obtained insurance policies which provide for the indemnification of its directors and officers in the event they are found liable for "Wrongful Acts".

A "Wrongful Act" is defined in the insurance policies as:

"Any actual or alleged breach of duty, breach of trust, neglect, error, misstatement, misleading statement, omission, breach of warranty of authority or other act by the directors, officers or employees in their respective capacities as a director, officer or employee of the company or as a director or officer of any outside entity or any matter claimed against them solely because of their status as a director, officer or employee of the company. The term wrongful act shall include any employment practice violation.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index.

Item 9.  Undertakings.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Company, Scottish Power plc, a corporation organized and existing under the laws of Scotland, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Glasgow on the 23rd day of May, 2005.



                                      Scottish Power plc
                                      (Registrant)



                                      By: /s/ David Nish
                                         ----------------------------
                                      Name:    David Nish
                                      Title:   Finance Director

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of the securities and any securities or Blue Sky laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and sign his name in his capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement (the "Registration Statement") and/or such other form or forms as may be appropriate to be filed with the SEC or under or in connection with any Blue Sky laws or other securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 23, 2005.

                Signature                                   Title
                ---------                                   -----

 ---------------------------------------                  Chairman
          Charles Miller Smith
/s/ Ian Russell
 ---------------------------------------               Chief Executive
               Ian Russell
/s/ David Nish
 ---------------------------------------               Finance Director
               David Nish                        (Chief Accounting Officer)

 ---------------------------------------                  Director
              Vicky Bailey
/s/ Euan Baird
 ---------------------------------------                  Director
               Euan Baird
/s/ Charles Berry
 ---------------------------------------                  Director
              Charles Berry

                Signature                                   Title
                ---------                                   -----
/s/ Donald Brydon
 ---------------------------------------                  Director
              Donald Brydon
/s/ Philip Carroll
 ---------------------------------------                  Director
             Philip Carroll
/s/ Judi Johansen
 ---------------------------------------                  Director
              Judi Johansen
/s/ Nolan Karras
 ---------------------------------------                  Director
              Nolan Karras
/s/ Simon Lowth
 ---------------------------------------                  Director
               Simon Lowth
/s/ Nick Rose
 ---------------------------------------                  Director
                Nick Rose
/s/ Nancy Wilgenbusch
 ---------------------------------------                  Director
            Nancy Wilgenbusch
/s/ Donald Puglisi
 ---------------------------------------        Authorized US Representative
            Puglisi & Associates

                                  EXHIBIT INDEX



Exhibit No.      Description of Document

4.1 Memorandum of Association of the Company (incorporated by reference from Exhibit 1.1 to the Company's Annual Report on Form 20-F (File No. 1-14676) filed with the SEC on August 28,
                 2002).

4.2 Amended Articles of Association of the Company (incorporated by reference from Exhibit 1.2 to the Company's Annual Report on Form 20-F (File No. 1-14676) filed with the SEC on August 28,
                 2002).

4.3 Summary of Memorandum and Articles of Association (incorporated by reference from Exhibit 10.1 to the Company's Annual Report on Form 20-F (File No. 1-14676) filed with the SEC on
                 August 28, 2002).

4.4 Deposit Agreement among the Company and Morgan Guaranty Trust Company of New York, as Depositary and the holders from time to time of the American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (incorporated by reference from Form F-6 (File No. 333-1304) filed with the SEC on April 24,
                 2001).

4.5 ScottishPower Executive Share Option Plan 2001 (incorporated by reference from Exhibit 12.7 to the Company's Annual Report on Form 20-F (File No. 1-14676) filed with the SEC on June 27,
                 2003).

4.6 Scottish Power plc Long Term Incentive Plan (incorporated by reference from Exhibit 12.6 to the Company's Annual Report on Form 20-F (File No. 1-14676) filed with the SEC on June 27,
                 2003).

*4.7             Deferred Incentive Share Element of the ScottishPower Annual
                 Incentive Plan.

*5.1 Opinion of Shepherd + Wedderburn WS, as to the validity of the shares to be issued pursuant to the ScottishPower Executive Share Option Plan 2001 and the Scottish Power plc Long Term Incentive Plan.**

*23.1            Consent of PricewaterhouseCoopers LLP, Independent Accountants.

*23.2            Consent of  Shepherd & Wedderburn WS (included in Exhibit 5.1).

*24              Power of Attorney (included on signature page).



-----------------------------
*       Filed herewith.

** An opinion of counsel is not required with respect to shares to be issued pursuant to the Deferred Incentive Share Element of the ScottishPower Annual Incentive Plan, as such shares are not original issuance securities.